Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-285604 on Form F-3 and Nos. 333-253062, 333-257239, 333-272947 on Form S-8 of our report dated April 2 2025, with respect to the consolidated financial statements of Nanobiotix S.A.

/s/ KPMG S.A.

/s/ Cédric Adens
Partner

Paris-La Défense, France
April 2, 2025